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                                                                   EXHIBIT 10.11


THIS AGREEMENT is made the twentieth day of December 1983 BETWEEN LONDON & SCANDINAVIAN METALLURGICAL CO LIMITED whose registered office is at 45 Wimbledon Hill Road London SW19 (hereinafter called "the Company") of the one part and

                                ALAN DAVID EWART

of 58 Boundary Road, Carshalton, Surrey SM5 41W (hereinafter called "the Executive") of the other part

NOW IT IS HEREBY AGREED as follows:-

1. This Agreement shall govern relations between the parties in substitution for all other existing Agreements which are hereby declared superseded

2. The Company shall employ the Executive and the Executive shall serve the Company as a Director of the Company for the period and upon the terms and conditions hereinafter set forth and in such employment he shall perform the duties and exercise the powers which from time to time may be assigned to or vested in him by the Board of Directors of the Company

3. The Executive shall be employed by the Company subject as hereinafter provided until the sixty-fifth birthday of the Executive or the expiry of not less than two years' notice terminating the employment served by the Company upon the Executive or the expiry of not less than six months' notice terminating the employment served by the Executive upon the Company, whichever earlier. It is agreed between the parties that this is a continuation of existing employment of the Executive with the Company and his employment with the Company commenced on 29th September, 1969
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      If the Executive shall for any reason cease to be a Director of the
      Company his employment under this Agreement shall continue in effect and the Company shall be obliged to continue his remuneration hereunder

4. The Executive shall throughout his employment hereunder unless prevented by ill health devote substantially the whole of his time and abilities to the business of the Company during normal working hours and shall obey instructions from time to time given to him on behalf of the Company by the Board of Directors and in all respects shall conform to and comply with any directions and regulations made on behalf of the Company and shall well and faithfully serve the Company and use his utmost endeavours to promote the interests of the Company

5. (a) There shall be paid to the Executive by the Company a salary at the rate of (pounds) 26,475 per annum payable monthly in arrears on the last day of each calendar month. This salary shall be deemed to accrue from day to day

      (b) The said salary of the Executive shall be reviewed (but upwards only) on or about the 1st day of July in each year during his employment hereunder and may be reviewed (but upwards only) at any time

      (c) In addition to the said salary the Executive may be paid bonuses from time to time within the discretion of the Board of Directors

      (d) In addition to the said salary the Executive will be reimbursed all expenses properly incurred by him in discharge of his duties hereunder

      (e) The Executive shall be entitled to the use of a company car appropriate to his position in the Company for the performance of his Company duties and all expenses involved thereby will be paid by the Company. Such car shall be available to the Executive for private use
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5.    (Continued)

      (f) The Executive shall be a member of the Company's Retirement Benefits Plan No. 1

6. The Executive shall be entitled to an annual holiday aggregating four weeks and one day at such time or times as shall be approved by the Board of Directors of the Company in addition to the usual Public Holidays

7. The normal working hours of the Executive will be the normal hours of business of the Company but the Executive shall be expected to work such other or additional hours as may be requisite or appropriate to enable him properly to discharge his duties hereunder.

8. The Executive shall be entitled to be paid his salary in periods of absence from work due to sickness or injury but the Company shall be entitled to deduct from the salary of the Executive any amount of National Insurance benefits (including any Earnings Related supplement) which shall be received by the Executive in respect to such absence

9. The Executive shall give to the Company without payment the benefits of any inventions improvements or any processes directly or indirectly connected with the business of the Company which he may discover or invent during the period of his employment and shall disclose to and afford to the Company every facility for making such use of such inventions improvements or processes and shall at the request and cost of the Company apply for all patents or other similar rights in respect thereto in any part of the World as the Company may require and shall assign to the Company at the like request and cost all such patents or other rights when granted

10. The Executive shall not without the express consent of the Company in writing either during the continuance of his employment with the Company or at any time thereafter make use of or disclose to any other person or company any information relating to confidential matters or processes of manufacture of the Company otherwise than in the proper
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10.   (Continued)

      execution of his duties for the Company but will treat all such matters as confidential

11. The Executive shall not at any time during his employment with the Company or at any time thereafter either on his own account or for any person or company solicit or endeavour to entice away from the Company any employee of the Company or any consultant of the Company

12. The Executive shall not at any time during the continuance of his employment with the Company or for a period of twelve months after its termination solicit interfere with or endeavour to entice away from the Company any person or company who at any time during his said employment were customers of or in the habit of dealing with the Company and with whom the Executive in the course of his employment was accustomed to speak or transact business on behalf of the Company

13. The Executive shall not at any time during the continuance of his employment hereunder and for a period of six months after its termination directly or indirectly engage or be concerned or interested in (except as the owner for investment purposes of securities dealt in on a stock exchange and not exceeding 5% in nominal value of the securities of that class) in any other business competing or likely to compete with any business now or at any time during the employment carried on by the Company or any subsidiary or associated company of the Company within the United Kingdom

14. If the Executive shall have any grievance or matter of discipline which he wishes to raise he is entitled in the first instance to raise the matter with the Managing Director of the Company or the Board of Directors of the Company
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15.   The Company shall be entitled by notice in writing served upon the
      Executive to terminate the employment of the Executive forthwith if:

      (a) The Executive shall become bankrupt or shall have a receiving order made against him or shall suffer execution to be levied upon any of his goods and not release the same within fourteen days; or

      (b) If the Executive shall be guilty of any serious breach of non-observance of any of the conditions of this Agreement or shall be found guilty of dishonesty or shall after reasonable warning fail to perform any of his obligations hereunder; or

      (c) The Executive shall become unable by reason of sickness or injury or otherwise howsoever properly to perform his duties for an aggregate period of periods of 26 weeks in any period of twelve months

16. Any notice to be given under the provisions of this Agreement may be served by being handed to the Executive personally or being sent by pre-paid first class post to his last known address in the United Kingdom and may be served by the Executive on the Company by leaving it at the registered office of the Company or sending it by pre-paid first class post to the said registered office. Any notice served
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16.   Continued

      by pre-paid first class post shall be deemed to have been served on the day following the date of posting (excluding Sundays and Public Holidays)

I N W I T N E S S whereof the Company caused its Common Seal to be hereunto affixed and ALAN DAVID EWART has set his hand and seal the day and year first above written


                                                    (  THE COMMON SEAL of
       [SEAL OMITTED]                               (  LONDON & SCANDINAVIAN
                                                    (  METALLURGICAL CO LIMITED
                                                    (  was hereunto affixed in
                                                    (  the presence of


                                                       Director /s/ [ILLEGIBLE]

                                                       Secretary /s/ [ILLEGIBLE]

                                                    (  SIGNED SEALED and
                                                    (  DELIVERED by the said
                                                    (
                                                    (  in the presence of:-

/s/ [ILLEGIBLE]                                       L.H. Gillespie
                                                      2 Parkers Lane
                                                      Ashtead
                                                      Surrey KT21 2AX
                                                      Secretary.